UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2010

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements made relating to the closing of the exit financing described in this Current Report or to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results

Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•	the ability to complete a restructuring of our balance sheet;

•	the ability to have the Bankruptcy Court approve motions required to sustain operations during the Chapter 11 cases;

•	the uncertainties of the Chapter 11 cases, including the potential adverse impact on our operations, management, employees and the response of our customers;

•	our estimates of the cost to settle proofs of claim presented in the Chapter 11 cases;

•	the ability to confirm and consummate the plan of reorganization filed by the Company;

•	the ability to be compliant with our debt covenants or obtain necessary waivers and amendments;

•	the ability to reduce our indebtedness levels;

•	the cyclical nature of the global chemicals industry and impact of general economic conditions;

•	significant international operations and interests;

•	the ability to obtain increases in selling prices to offset increases in raw material and energy costs;

•	the ability to retain sales volumes in the event of increasing selling prices;

•	the ability to absorb fixed cost overhead in the event of lower volumes;

•	underfunded pension and other post-retirement benefit plan liabilities and underlying assumptions;

•	the ability to improve profitability in our Industrial Engineered Products segment as the general economy recovers from the recession;

•	the ability to implement the El Dorado, Arkansas restructuring program;

•	the ability to comply with product registration requirements under European Union REACh legislation;

•	the ability to obtain growth from demand for petroleum additive, lubricant and agricultural product applications;

•	the ability to restore profitability in our Chemtura AgroSolutionsTM segment as demand conditions recover in the agrochemical market;

•	disease and pest conditions, as well as local, regional, regulatory and economic conditions, which could adversely affect the profitability of our Chemtura AgroSolutionsTM segment;

•	the ability to sell methyl bromide due to regulatory restrictions;

•	changes in weather conditions which could adversely affect the seasonal selling cycles in both our Consumer Performance Products and Chemtura AgroSolutionsTM segments;

•	changes in the availability and/or quality of our energy and raw materials;

•	the ability to collect our outstanding receivables;

•	changes in interest rates and foreign currency exchange rates;

•	changes in technology, market demand and customer requirements;

•	the enactment of more stringent U.S. and international environmental laws and regulations;

•	the ability to realize expected cost savings under our restructuring plans, and lean manufacturing initiatives;

•	the ability to recover our deferred tax assets;

•	the ability to support the goodwill and long-lived assets related to our businesses; and

•	other factors described under “Risk Factors” in our periodic reports.

Some of the important factors that could cause actual results to differ materially from our expectations are more fully disclosed in Chemtura Corporation’s most recent Annual Report on Form 10-K (as amended) and subsequent Quarterly Reports on Form 10-Q, including, without limitation, in conjunction with the forward-looking statements included in this Current Report. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We assume no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise required by law.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. By furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Chemtura Corporation hereby furnishes the following information regarding its business that was prepared in connection with activities related to its exit financing to fund its emergence from Chapter 11 pursuant to its plan of reorganization:

Competitive Strengths

We believe our key competitive strengths are:

•
Our Key Businesses Have Industry Leading Positions: Many of our key businesses and products hold leading positions within the various industries they serve. We believe our scale and global reach in product development and marketing provide us with advantages over many of our smaller competitors.

Operating Segment	Business Component	Industry Position / Commentary
Consumer Performance Products	Consumer Products	• One of the two largest global marketers and sellers of recreational water products used in pools and spas

Industrial Performance Products	Petroleum Additives
•  Global manufacturer and marketer of high-performance lubricant additive components and synthetic lubricant base-stocks and synthetic finished fluids

•  Global manufacturer and marketer of high performing calcium sulfonate specialty greases and phosphate ester based fluids

	Urethanes	• A global leader in the development and production of cast elastomers pre-polymers

	Antioxidants	• A global leader in the development and production of a broad range of additives for the polymer industry

Chemtura AgroSolutions™	Chemtura AgroSolutions™	• A leading niche developer and manufacturer of seed treatments, fungicides, miticides, insecticides, growth regulants and herbicides

Industrial Engineered Products	Flame Retardants	• One of the three largest global developers and manufacturers of bromine and bromine-based products

	Organometallics	• One of the three largest global developers and manufacturers of organometallic compounds, with applications in catalysts, surface treatment and pharmaceuticals

•	Broad Diversified Business:

•
Geographic diversity. Our worldwide manufacturing, sales and marketing network enables us to serve the needs of both local and global customers worldwide. As of June 30, 2010, we operated 31 manufacturing facilities in 13 countries. For the year ended December 31, 2009, 49% of our revenue was generated from net sales in the United States and Canada, 31% from net sales in Europe and Africa, 15% from net sales in Asia/Pacific and 5% from net sales in Latin America. We market and sell our products in more than 100 countries, providing the opportunity to develop new markets for our products in higher-growth regions. We have built upon our historical strength in the United States and Europe to expand our business geographically, thereby diversifying our exposure to many different economies.

•
Product and industry diversity. Our Company consists of a number of distinct businesses, each of which is impacted by varied industry trends. Additionally, our business portfolio serves diverse industries and applications, thereby providing us with further diversification. For instance, despite the current general and industry-specific economic conditions, certain parts of our businesses have performed in line with historical norms through the recession:

•
In 2009, our Consumer Performance Products (“Consumer”) business increased its profitability over 2008 despite the pressures on consumer spending due to the recession and poor weather in certain regions.

•
The lubricant additives used in transportation applications experienced customer inventory corrections at the outset of the recession, but recovered more quickly than the broader industrial sector because the number of miles driven, flown and sailed remained at pre-recession levels.

•	The demand for our products used in electronic applications has recovered much more quickly than demand from other industrial applications.

•
Diversified customer base. We have a large and diverse global customer base in a broad array of industries. No single customer comprises a significant portion of our revenues. Our 10 and 50 largest customers during 2009 comprised 21% and 44% of our 2009 consolidated net sales.

•
Unique Industry Positions: We believe our businesses possess significant differentiation within their respective industry segments. Some of our businesses are vertically integrated into key feedstocks and others have strong brand recognition, long lead time product registrations or technical and formulatory know-how. We believe these attributes are difficult to replicate and allow us to attract customers looking for consistent performance, reliability and cost-effective results, and are distinct competitive advantages. Examples include:

•
Our Industrial Engineered Products segment has extensive brine fields in Arkansas, USA from which we extract brine to produce bromine, which is used as a building block for products such as flame retardants.

•
Our Industrial Performance Products segment participates in a production joint venture that produces cost competitive alkylated diphenylamine, a building block for our Naugalube® antioxidants used in lubricants. This segment also develops urethanes, the production of which is enhanced by our technical and formulatory know-how that permits us to engineer our products to meet specific customer needs and antioxidants, for which we are the only producer of such products in the Middle East, allowing us to offer superior service and security of supply to the region’s fast-growing polyolefin industry.

•	Our Consumer segment benefits from well-established brand names as well as registrations and certifications from government agencies and customers.

•
Our Chemtura AgroSolutionsTM segment is well experienced in obtaining the required registrations for its products in each country in which they are sold. Once obtained, these registrations provide an exclusive right to use the active compound upon which the product is based for the specified crop in that country or region for a number of years.

•
Well Positioned to Grow in Emerging Markets: Our businesses’ product portfolios have positioned us to benefit from high growth emerging market regions in the future. We derived 20% of our revenues during 2009 from key emerging markets including Asia/Pacific and Latin America. We will continue to invest in emerging markets as their polymer production increases, their manufacturing of electronic products expands, their automotive industries build vehicles that meet emission standards such that they can be exported to western markets, and their growers seek to increase the exports of their produce. There are a limited number of suppliers that can supply the products or provide the technical support that customers in these regions require, giving us the opportunity to capture this growth in demand for our products. Additionally, we are strongly positioned to supply the polyolefin industry in the Middle East through our existing antioxidants joint venture in Saudi Arabia and our recently announced organometallics joint venture in Saudi Arabia which will produce components for polymerization catalysts in the region. We also participate in joint ventures in Asia that produce polymer antioxidants and lubricant additives.

•	We Will Emerge from Bankruptcy a Stronger and Leaner Company:

•
Significantly reduced indebtedness with improved liquidity. The consummation of our plan of reorganization will significantly reduce our indebtedness. Assuming that we emerge from Chapter 11 (“Chapter 11”) of title 11 of the United States Code (the “Bankruptcy Code”) on September 30, 2010, we expect to have approximately $754 million of total consolidated indebtedness, approximately $125 million of cash and cash equivalents and approximately $275 million of lending commitments under our new senior secured revolving credit facility, which permits us to enter into a European trade accounts receivable securitization program. For comparison, as of June 30, 2010, we had approximately $1.5 billion of total consolidated indebtedness.

•
Improved cost structure. We have significantly improved our cost structure over the past two years and reduced our cash fixed costs substantially in 2009 compared to 2008. From June 30, 2008 through the end of 2009, we reduced our workforce by approximately 1,000 employees, including the transfer of employees as part of the sale of our polyvinyl chloride additives business and a reduction of over 400 professional and administrative positions. Since the end of 2007, we have significantly reduced our assets by closing or selling 6 plants and moving to third-party warehousing in a number of our businesses. These actions have eliminated underperforming assets and reduced fixed costs or made them variable. We plan to continue to manage our costs and improve the efficiency of our operations following our emergence from Chapter 11.

•
Reduced environmental and other liabilities. Following our emergence from Chapter 11, we anticipate obtaining from the bankruptcy court hearing our cases (the “Bankruptcy Court”) an order discharging a significant portion of our environmental and contingent liability exposure. For example, we have reached a settlement agreement addressing approximately 90% of our diacetyl claims and requested the Bankruptcy Court to set a reserve for the remaining claims.

•
Focused, Experienced Management Team: We are led by Craig A. Rogerson, who was elected as Chairman, President and Chief Executive Officer in December 2008. Mr. Rogerson holds a chemical engineering degree from Michigan State University and has over 31 years of operating and leadership experience in the specialty chemicals industry. Mr. Rogerson is supported by a senior management team that has extensive operational and financial experience in the specialty chemicals industry. Our senior management team is focused on creating a culture of performance and accountability that can leverage the global economic recovery and the long-term trends in the industries we serve to drive profitable revenue growth.

Our Strategy

Our primary goal is to create value for our stakeholders by driving profitable revenue growth while continuing to manage our costs. We will develop and engineer new products and processes, exploit our global scale for regional growth and manage our portfolio of specialty chemical businesses. Our efforts are directed by the following key business strategies:

•
Technology-Driven Growth. As a specialty chemical developer and manufacturer, our competitive strength lies in our ability to continue to develop and engineer new products and processes that meet our customers’ changing needs. We are investing in innovation to strengthen our new product pipelines and will license or acquire technologies to supplement these initiatives. We focus on the development of products that are sustainable, meet ecological concerns and capitalize on growth trends in the industries we serve.

•
Exploiting Global Scale to Drive Regional Growth. We are building our local presence in the rapidly expanding emerging markets through sales representation, technical development centers, joint ventures and local manufacturing. We empower our regional teams to serve their growing customer base and will supplement these efforts through “bolt-on” acquisitions where increased demand makes it appropriate. We exploit our global scale by sharing service functions and technologies that no one region or business could replicate on its own while utilizing our regional presence to lower raw material costs.

•
Portfolio and Cost Management. We will continue to actively manage our portfolio of specialty chemical businesses to maximize their value. We seek to strengthen the businesses we own by building on our leading market positions and increasing differentiation of our products while pruning or exiting underperforming products and managing costs.

•
Performance-Driven Culture. We believe we have outstanding people who can deliver superior performance under strong, experienced leaders who instill a culture of accountability. We expect accountability on safety, environmental stewardship and reliability of orders. Our performance is focused on understanding the needs of our customers and meeting such needs by efficiently executing their orders and delivering technology based solutions that meet their requirements in order to become their preferred supplier. We measure our performance against benchmarks and metrics using statistical analysis.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Billie S. Flaherty Name: Billie S. Flaherty Title: SVP, General Counsel & Secretary

Date:	August 10, 2010